EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of:

─
our Independent Auditors’ Report dated February 13, 2012 on the consolidated balance sheets of TransCanada Corporation (the “Company”) as at December 31, 2011 and 2010, and the related consolidated statements of income, comprehensive income, accumulated other comprehensive (loss)/income, equity and cash flows for each of the years in the three-year period ended December 31, 2011, and

─
our Independent Auditors’ Report of Registered Public Accounting Firm dated February 13, 2012 on the consolidated balance sheets of TransCanada Corporation (the “Company”) as at December 31, 2011 and 2010, and the related consolidated statements of income, comprehensive income, accumulated other comprehensive (loss)/income, equity and cash flows for each of the years in the three-year period ended December 31, 2011, and

─	our Report of Independent Registered Public Accounting Firm dated February 13, 2012 on the effectiveness of the Company’s internal control over financial reporting as at December 31, 2011,

which reports appear in the Company’s December 31, 2011 annual report on Form 40-F incorporated herein by reference.

/s/ KMPG LLP
Chartered Accountants
Calgary, Canada
September 21, 2012